UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 19, 2004

JASMINES GARDEN

(Exact name of Registrant as specified in its charter)

Nevada	333-64804	91-2132336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4705 West Addisyn Court Visalia, CA		93291
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 559-732-8177

Items 1 through 5 and 7 through 12 are not applicable and therefore omitted.

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTOR.

On February 19, 2004, Dr. Kit Tsui resigned as a Director of the Company.  There were no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  On the same day, the Board of Directors appointed Yibo Sun to serve as a Director of the Company until the next annual meeting of the shareholders of the Company and until his successor has been duly appointed or until the earlier of his resignation or removal.

Mr. Sun is the Chairman and Chief Executive Officer of Cheering Limited, an investment holding company that, as of December 2, 2003, beneficially owned 5,700,000 shares (approximately 10%) of the issued and outstanding common stock of the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JASMINES GARDEN

By: /s/ Mei-Bin Jin
Its: Secretary

Dated: February 19, 2004